EXHIBIT 10.15

Long Term Supply Contract

Contract NO:
Signed at: Shanghai

Purchaser: Perfectenergy (Shanghai) Co., Ltd. (hereafter as “Party A”)
Address: No.479 Youdong Road, Shanghai 201100
Tel: 021-54880958   Fax:021-54888243
Bank Details: Bank of China Shanghai Minhang Sub-Branch
Account No: 044285-8250-13753708091001
Tax Registration No: 310112777606116

Supplier: Chengdu Jiayang Silicon Materials Technology Co., Ltd. (hereafter as “Party B”)
Address: No 8,Wuke Dong Yi Road, Wuhou District, Chengdu 610045
Tel: 028-87421958

In accordance with the Economic Contract Law of People’s Republic of China, both parties enter into the Supply Contract after friendly negotiation, as follows:

I. Both parties agree that Party B will supply the following product to Party A from 2010 to 2012
1.           Name of the product: CZ PV cells

2.	Technical specification
i.	Type: P ,<100>+-3
ii.	Size; 125mmx 125mm +- 0.3mm
iii.	Dimension: >=165mm+-0.3mm
iv.	Etc.
v.	No leaks, wholes and other defects
3.	Quantity
1.	1 Million pieces will be supplied in year 2010
2.	1.2 Million pieces will be supplied in year 2011
3.	1.5 Million pieces will be supplied in year 2012

4.	Unit price: Based on the market price with monthly adjustment;

5.	Payment term
Party B will deliver the products in batches with advance notice to Party A. Party A will make 50% payment to Party B within 5 days upon receiving the advance notice. Party B will deliver the goods after receiving the 50% payment.

II. Quality Requirement:

Party B guaranteed the goods supplied will meet all requirements on quality, specification and technology as specified in this agreement.

III. Place of Delivery:
Party B is responsible to delivery the goods to Shanghai.

IV. Time of Delivery
On monthly basis

V. Packing requirement
Packing shall meet all requirements for road transportation rules in PRC

VI. Inspection and Invoicing
Party A shall inspect goods in accordance with the technical specifications set forth in this contract within 5 days after receiving the goods and shall notify Party B of the result of inspection and make the remaining 50% payment. VAT invoices shall be issued by Party B to Party A if the quality inspection passed.
VII. Responsility
Each party shall carry out its own duty within the time limited set forth in the contract. The party who breaches the contract shall compensate the non-breaching party for any damage caused by the breach.
VIII. Dispute Resolution
Dispute shall firstly be resolved through consultation between both parties. If no resolution can be reached through consultation, any party may bring the dispute to litigation in a local tribunal. The judgment from the local tribunal shall be final.

IX. This contract shall be executed into two duplicates. Each duplicate shall be effective upon signature & company chop.

X. Validation period of the contract: From the signing date to December 31, 2012

Party A: Perfectenergy (Shanghai) Co., Ltd.
/s/Signature+Company Chop

Party B: Chengdu Jiayang Silicon Materials Technology Co., Ltd.
/s/Signature+Company Chop

Date: January 8, 2010